Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Form S-8 No. 333-153389 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated 2004 Long-Term Incentive Plan and the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan;
(2)
Form S-8 No. 333-226504 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Second Amended and Restated Stock Purchase Plan, as amended;
(3)
Form S-8 No. 333-172697 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan, as amended;
(4)
Form S-8 No. 333-226503 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated 2012 Long-Term Incentive Plan;
(5)
Form S-8 No. 333-206098 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) 2012 Long-Term Incentive Plan;
(6)
Registration Statement (Form S-8 No. 333-224548) pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Inducement Plan for Spinal Kinetics Employees;
(7)
Form S-8 No. 333-233031 pertaining to the Orthofix Medical Inc. Employee Inducement Non-Qualified Stock Option Agreement for Jon Serbousek and Employee Inducement Restricted Stock Unit Agreement for Jon Serbousek;
(8)
Form S-8 No. 333-239090 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(9)
Form S-8 No. 333-258569 pertaining to the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended;
(10)
Form S-8 No. 333-258571 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(11)
Form S-8 No. 333-268232 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(12)
Form S-8 No. 333-269116 pertaining to the Orthofix Medical Inc. Inducement Plan for SeaSpine Employees;
(13)
Post-Effective Amendment on Form S-8 to the Registration Statement (Form S-4 No. 333-268234) pertaining to the Orthofix Medical Inc.’s (i) SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended, (ii) the SeaSpine Holdings Corporation 2018 Employment Inducement Incentive Award Plan, and (iii) the SeaSpine Holdings Corporation 2020 Employment Inducement Incentive Award Plan;
(14)
Form S-8 No. 333-269168 pertaining to the Orthofix Medical Inc.’s SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended;
(15)
Form S-8 No. 333-275400 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended, and the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended;
(16)
Form S-8 No. 333- 276433pertaining to the Orthofix Medical Inc. 2024 CEO Inducement Plan;
(17)
Form S-8 No. 333- 276506pertaining to the Orthofix Medical Inc. 2024 CFO Inducement Plan;
(18)
Form S-8 No. 333-278007 pertaining to the Orthofix Medical Inc. 2024 CP&BOO Inducement Plan;
(19)
Form S-8 No. 333-278703 pertaining to the Orthofix Medical Inc. 2024 CLO Inducement Plan;
(20)
Form S-8 No. 333-280101 pertaining to the Orthofix Medical Inc. 2024 PGS and CIR&CO Inducement Plans;
(21)
Form S-8 No. 333-280277 pertaining to the Orthofix Medical Inc. 2024 PGO&Q Inducement Plan;
(22)
Form S-8 No. 333-280820 pertaining to the Orthofix Medical Inc. 2024 CHRO Inducement Plan;
(23)
Form S-8 No. 333-281580 pertaining to the Orthofix Medical Inc. 2024 PGO Inducement Plan; and
(24)
Form S-8 No. 333-281581 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended, and the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended of our reports dated February 24, 2026, with respect to the consolidated financial statements of Orthofix Medical Inc. and the effectiveness of internal control over financial reporting of Orthofix Medical Inc. included in this Annual Report (Form 10-K) of Orthofix Medical Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Dallas, Texas

February 24, 2026